UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K


                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                December 16, 1999
                                (Date of earliest
                                 event reported)




                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




            Pennsylvania             1-1401             23-0970240
           (State or other        (Commission         (IRS Employer
           jurisdiction of        file number)       Identification
            incorporation)                                Number)




            230l Market Street, Philadelphia, Pennsylvania   19101
               (Address of principal executive offices)    (Zip Code)


               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5.  Other Events

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the intentions of the parties to the Illinova-Dynegy merger and concerning future operation of the Clinton Power Station (Clinton). Although PECO Energy Company (the Company) believes that this forward-looking information is accurate, its business is dependent on various regulatory issues, general economic conditions and future trends, and these factors can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside of the Company's control.



On December 16, 1999, the Company issued the following press release:

Representatives  of Illinois  Power  Company  (IP) and AmerGen  Energy  Company,
L.L.C. (AmerGen) announced today they have signed closing documents that officially transfer ownership of Clinton from IP to AmerGen.

Effective at 12:01 a.m. December 15, 1999, AmerGen, a joint venture between PECO Energy Company, of Philadelphia, and British Energy, of Edinburgh, Scotland, holds the license for Clinton's operation and has full responsibility and authority over the nuclear station.

The completed transaction comes just one year after IP's decision to exit its nuclear business and less than six months after IP and AmerGen reached definitive agreement on terms for the sale.

The Clinton transaction also marks AmerGen's first completed purchase of a U.S. nuclear plant.

"This is a magnificent day for AmerGen, for PECO Energy, for the Clinton team, and for the nuclear industry," said Michael J. Egan, senior vice president, Finance, and chief financial officer for PECO Energy, and chairman of AmerGen. "We are extremely pleased that Clinton is AmerGen's first finalized acquisition. It is a superior plant with an outstanding operating team."

"We are also delighted with the great working relationship with IP and the effective and efficient review of the regulatory authorities that enabled us to complete the transition in excellent time," Egan said.

Jerry Rainey, PECO Nuclear president and chief nuclear officer and AmerGen CEO, said, "With the improvements we have planned, Clinton can operate consistently as one of the nation's finest nuclear power plants for many years to come, not only providing clean energy and supporting economic growth for the region, but also becoming a proud symbol of the country's revitalized nuclear energy industry."

Rainey announced that Michael T. Coyle, a graduate of the U.S. Naval Academy and a retired Rear Admiral from the Navy's nuclear operations, has been named vice president, Clinton, and will be in charge of the plant. He replaces Jack McElwain, who led the recovery and restart of Clinton, who now moves to a vice president position at the Nine Mile Point nuclear plant in New York.

Selling the nuclear station virtually assures completion of IP parent Illinova Corporation's (Illinova) merger with Dynegy, Inc., expected to close on or about January 4, 2000. The merger, announced June 14, 1999 is contingent on Illinova's divesting its nuclear assets, was approved by both companies' shareholders on October 11, 1999.

"This transaction is a milestone in our company's transformation process," said Charles E. Bayless, Illinova and Illinois Power chairman. "Selling Clinton to AmerGen is an excellent strategic fit for both our companies. Exiting nuclear and completing our upcoming merger positions us to deliver increased value for our shareholders."

Dr. Robin Jeffrey, AmerGen president and British Energy's executive director, North America, said, "This is an important day not only for AmerGen but also for British Energy because Clinton Power Station is British Energy's first U.S.-based asset."

"Two years ago, when PECO Energy and British Energy came together to form AmerGen, we developed the strategy to invest in existing U.S. nuclear power stations," Jeffrey said. "This pioneering strategy was recognized a few weeks ago when we won the coveted Financial Times Global Energy Award for `Boldest Successful Investment Decision, 1999'. So I would like to congratulate and thank everyone who worked so hard to ensure the smooth transition of ownership from Illinova to AmerGen; this was a real team effort."

Basic terms for the sale are unchanged from the definitive agreement announced in July 1999. AmerGen has paid IP $20 million for the plant and property and has assumed full responsibility and liability for operating and ultimately decommissioning the nuclear station.

IP has transferred to AmerGen the existing decommissioning trust funds of $98 million and is making additional payments to the decommissioning trust funds intended to be sufficient to provide for the actual decommissioning of Clinton by 2026, when the plant's operating license is scheduled to expire.

Effective with the transfer of ownership, Clinton Power Station personnel are now employees of AmerGen. As part of the asset purchase agreement, AmerGen committed to employ existing plant personnel at substantially similar wages and benefits and to recognize the International Brotherhood of Electrical Workers Local Unions 51 and 1306 as bargaining agents for transferred bargaining unit employees.

IP will purchase at least 75 percent of Clinton's electricity output for its customers through 2004.

"We are pleased with AmerGen's commitment to the Clinton Power Station," said David W. Butts, Illinois Power executive vice president and chief operating officer. "The plant's operation retains tremendous economic and community benefits for Central Illinois, and it provides our customers a continued power supply."

Clinton, located six miles east of Clinton, Ill., is a nuclear-fueled boiling water reactor. It began producing electricity in 1987.

IP is an electric and natural gas utility that serves 650,000 customers over a 15,000-square-mile area of Illinois. IP is a subsidiary of Illinova [NYSE:ILN], headquartered in Decatur, Ill., an energy services holding company with annual revenues of $2.4 billion.

AmerGen was formed in 1997 as a joint venture by PECO Energy Company, of Philadelphia, and British Energy, of Edinburgh, Scotland, to purchase and operate nuclear plants in the United States. Both companies have a strong commitment to the future of nuclear power and share similar operational cultures involving people, processes, safety and reliability.

The Company is an electric and gas utility serving 1.5 million electric customers in the five-county Philadelphia area and 400,000 natural gas customers in four suburban counties. It is one of the nation's largest nuclear utilities, producing more than 33.5 billion kilowatt-hours of electricity in 1998 at its Limerick and Peach Bottom generating stations.

The Company has set new nuclear performance standards in safety, availability and capacity factors, efficient refueling outages, and low operating and maintenance costs.

British Energy provides more than 20 percent of Britain's electricity and is the United Kingdom's largest generator. It owns and operates 15 nuclear power reactors in the U. K., with 9,600 megawatts of generation, including seven advanced gas-cooled nuclear stations and one pressurized water reactor station.

In July 1996, British Energy was successfully privatized through a public offering of stock. British Energy has distinguished itself on nuclear operations through its outstanding safety record and by reducing costs and increasing output and profit following privatization.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            PECO ENERGY COMPANY


                                            \S\ Jean H. Gibson
                                            -----------------------
                                            Vice President & Controller

December 16, 1999